Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Fortive Corporation

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to be Paid	Equity	Common Stock, par value $0.01 per share	Rule 456(b) and Rule 457(r)(1)	(1)	(1)	(1)	(1)	(1)

Fees to be Paid	Equity	Preferred Stock	Rule 456(b) and Rule 457(r)(1)	(1)	(1)	(1)	(1)	(1)

	Debt	Debt Securities	Rule 456(b) and Rule 457(r)(1)				(1)	(1)

Fees to be Paid	Other	Depositary Shares(2)	Rule 456(b) and Rule 457(r)(1)	(1)	(1)	(1)	(1)	(1)

Fees to be Paid	Other	Purchase Contracts(3)	Rule 456(b) and Rule 457(r)(1)	(1)	(1)	(1)	(1)	(1)

Fees to be Paid	Other	Purchase Units(4)	Rule 456(b) and Rule 457(r)(1)	(1)	(1)	(1)	(1)	(1)

Fees to be Paid	Other	Warrants(1)	Rule 456(b) and Rule 457(r)(1)	(1)	(1)	(1)	(1)	(1)

Fees to be Paid	Other	Subscription Rights	Rule 456(b) and Rule 457(r)(1)	(1)	(1)	(1)	(1)	(1)

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A

Secondary Offering of Securities

Fees to be Paid	Equity	Common Stock, par value $0.01 per share	Rule 457(c)

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A

Carry Forward Securities

Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A

	Total Offering Amounts					N/A		N/A

	Total Fees Previously Paid							N/A

	Total Fee Offsets				N/A	N/A	N/A	N/A

(1)

The Registrant is relying on Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended, to defer payment of all registration fees. In connection with the securities offered hereby, the Registrant will pay “pay-as-you-go registration fees” in accordance with Rule 456(b). The Registrant will calculate the registration fee applicable to an offer of securities pursuant to this Registration Statement based on the fee payment rate in effect on the date of such fee payment.

(2)	Each depositary share will be issued under a deposit agreement, will represent an interest in a fractional share or multiple shares of preferred stock and will be evidenced by a depositary receipt.
(3)

Each purchase contract will be issued under a purchase agreement and will obligate holders to purchase from or sell to Fortive Corporation, and obligate Fortive Corporation to sell to or purchase from the holders, a specified number of shares of common stock, preferred stock or depositary shares of Fortive Corporation.

(4)

Each purchase unit will be issued under a unit agreement or indenture and will represent an interest in one or more purchase contracts and beneficial interests in debt securities or any other securities, in any combination, which may or may not be separable from one another.